                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                           Six Months Ended        Three Months Ended
                                                             June 30, 2001           June 30, 2001
                                                           ----------------        ------------------
Earnings before income taxes and minority interest             $6,682                    $3,766
Add (deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                    (111)                      (50)
Dividends from less than 50% owned
   affiliates                                                      25                        11
Fixed charges                                                   1,165                       555
Interest capitalized, net of amortization                           5                         2
                                                               ------                    ------
Earnings available for fixed charges                           $7,766                    $4,284
                                                               ======                    ======
Fixed charges:
Interest incurred:
   Consumer products                                           $1,018                    $  483
   Financial services                                              55                        26
                                                               ------                    ------
                                                                1,073                       509
Portion of rent expense deemed to represent
   interest factor                                                 92                        46
                                                               ------                    ------
Fixed charges                                                  $1,165                    $  555
                                                               ======                    ======
Ratio of earnings to fixed charges                                6.7                       7.7
                                                               ======                    ======

                                                                      EXHIBIT 12


                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               ------------------


                                                               For the Years Ended December 31,
                                   ---------------------------------------------------------------------------
                                     2000               1999            1998           1997             1996
                                   -------            -------         -------        --------         --------

Earnings before income taxes
   and minority interest           $14,087            $12,821         $ 9,215        $10,698          $10,726
Add (deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                   (228)              (197)           (195)          (207)            (227)
Dividends from less
   than 50% owned
   affiliates                           70                 56              70            138              160
Fixed charges                        1,348              1,363           1,386          1,438            1,421
Interest capitalized,
   net of amortization                   7                 (2)             (5)           (16)              13
                                   -------            -------         -------        -------          -------
Earnings available for
   fixed charges                   $15,284            $14,041         $10,471        $12,051          $12,093
                                   =======            =======         =======        =======          =======
Fixed charges:
Interest incurred:
   Consumer products               $ 1,087            $ 1,118         $ 1,166        $ 1,224          $ 1,197
   Financial services                  114                 89              77             67               81
                                   -------            -------         -------        -------          -------
                                     1,201              1,207           1,243          1,291            1,278
Portion of rent expense
   deemed to represent
   interest factor                     147                156             143            147             143
                                   -------            -------         -------        -------          -------
Fixed charges                      $ 1,348            $ 1,363         $ 1,386        $ 1,438          $ 1,421
                                   =======            =======         =======        =======          =======
Ratio of earnings to
   fixed charges                      11.3               10.3             7.6            8.4              8.5
                                   =======            =======         =======        =======          =======